SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 28, 2004

(Date of earliest event reported)

LOGISTICS MANAGEMENT RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	68-0133692 (I.R.S. Employer Identification No.)

10602 Timberwood Circle, Suite # 9, Louisville, KY 40223
(Address of principal executive offices) (Zip Code)

(502) 339-4000
Registrant’s telephone number, including area code:

U.S.TRUCKING, INC.
________________________

(Former name and former address, as changed since last report)

Item 2. Acquisition and Disposition of Assets

     On May 28, 2004, the Registrant executed a Stock Exchange Agreement with, and consummated its acquisition of, Hybrid-Systems.com, Inc., a Florida corporation engaged in the assembly, marketing and sale of computer components and systems ("Hybrid"). The Registrant acquired all of the issued and outstanding capital stock of Hybrid from its shareholders in exchange for 5,000,000 newly-issued and restricted shares of the Registrant's common stock, par value $.001 per share (the "Exchange Shares"). The Exchange Shares shall be held in escrow pending an audit of Hybrid's financial statements to be delivered on or before July 1, 2004. The number of Exchange Shares to be delivered to the Hybrid shareholders shall be reduced by 500,000 shares for each $10,000 that Hybrid's total assets are less than $100,000 and shall be reduced by 500,000 for each $30,000 that net sales are less than $480,000.

Item 7.  Financial Statements and Exhibits

           (c). Exhibits

Exhibit Number	Description

99.1	Stock Exchange Agreement Between Logistics Management Resources, Inc. And Hybrid-Systems.Com, Inc. Dated May 28, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2004

By: /s/ Danny L. Pixler Name: Danny L. Pixler Title: Chief Executive Officer

Exhibit Index

Exhibit Number	Description

99.1	Stock Exchange Agreement Between Logistics Management Resources, Inc. And Hybrid-Systems.Com, Inc. Dated April 16, 2004.